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                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614/227-2000
                             Facsimile: 614/227-2100


                                 August 1, 2001

FindWhat.com
121 West 27th Street, Suite 903
New York, NY  10001


         Re:        Registration Statement on Form S-8
                    FindWhat.com 1999 Stock Incentive Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for FindWhat.com, a Nevada corporation ("FindWhat"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by FindWhat with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of an additional 2,225,000 shares of FindWhat Common Stock, $.001 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         /s/ Porter, Wright, Morris & Arthur LLP

                                         PORTER, WRIGHT, MORRIS & ARTHUR LLP